POWER OF ATTORNEY



          The undersigned, directors of Gleason Corporation ("Company"), hereby constitute and appoint James S. Gleason and Ralph E. Harper, or either of them, their respective true and lawful attorneys and agents, each with full power and authority to act as such without the other, to sign the name of the undersigned to the Company's fiscal 1995 Annual Report on Form 10-K, and to any amendment thereto, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the related rules and regulations thereunder, the undersigned hereby ratifying and confirming all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have signed and delivered these presents as of this 15th day of February, 1996.

Martin L. Anderson            Julian W. Atwater
________________________      ________________________
Martin L. Anderson            Julian W. Atwater

Robert W. Bjork               J. David Cartwright
________________________      ________________________
Robert W. Bjork               J. David Cartwright

James S. Gleason              John W. Guffey, Jr.
________________________      ________________________
James S. Gleason              John W. Guffey, Jr.

Donald D. Lennox              Robert A. Sherman
________________________      ________________________
Donald D. Lennox              Robert A. Sherman